Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Square, Inc.:

We consent to the use of our report incorporated herein by reference dated March 10, 2016.

/s/ KPMG LLP

San Francisco, California

March 10, 2016